UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 4, 2023

Robinhood Markets, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40691	46-4364776

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Willow Road
Menlo Park, CA 94025
(Address of principal executive offices) (Zip Code)

(844) 428-5411
(Registrant’s telephone number, including area code)

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	HOOD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 7.01 – Regulation FD Disclosure.

Robinhood Provides Investor Updates

Ahead of management meetings with the investment community, Robinhood Markets, Inc. (“Robinhood,” or the “Company”) today provided early insight into certain November 2023 operating data and posted an investor presentation on the Company’s investor relations website.

November 2023 Early Color

In November 2023, customers contributed roughly $1.4 billion of Net Deposits to Robinhood. Additionally, November Equity Notional Trading Volumes and Options Contracts Traded were roughly in line with October 2023 levels, and November Crypto Notional Trading Volumes were roughly 75% above October 2023 levels. The Company plans to release its full November 2023 Operating Data in the coming weeks.

Investor Presentation
In addition, the Company provided an investor presentation, which investors can find on its website investors.robinhood.com and is attached as Exhibit 99.1 hereto.

Definitions:

Net Deposits: We define “Net Deposits” as all cash deposits and asset transfers received from customers, net of reversals, customer cash withdrawals, and other assets transferred out of our platform (assets transferred in or out include debit card transactions, Automated Customer Account Transfer Service (“ACATS”) transfers, and custodial crypto wallet transfers) for a stated period.

Notional Trading Volume: We define "Notional Trading Volume" or "Notional Volume" for any specified asset class as the aggregate dollar value (purchase price or sale price as applicable) of trades executed in that asset class over a specified period of time.

Options Contracts Traded: We define "Options Contracts Traded" as the total number of options contracts bought or sold over a specified period of time. Each contract generally entitles the holder to buy or sell (as applicable) 100 shares of the underlying stock.

Additional Information:

The information in this Current Report is unaudited and preliminary, based on Robinhood’s estimates, and subject to completion of financial closing procedures. Final operating data for November 2023 and results for the most recent fiscal quarter, as reported in our upcoming monthly metrics release and in Robinhood’s quarterly and annual filings with the U.S. Securities and Exchange Commission (“SEC”), respectively, might vary from the information in this Current Report.

Robinhood uses the "Overview" tab of its Investor Relations website (accessible at investors.robinhood.com/overview) and its Newsroom (accessible at newsroom.aboutrobinhood.com), as means of disclosing information to the public in a broad, non-exclusionary manner for purposes of the SEC’s Regulation Fair Disclosure (Reg. FD). Investors should routinely monitor those web pages, in addition to Robinhood’s press releases, SEC filings, and public conference calls and webcasts, as information posted on them could be deemed to be material information.

The information furnished with Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements

This Current Report contains forward-looking statements, including with respect to certain preliminary November 2023 operating data. Our forward-looking statements are subject to a number of known and unknown risks, uncertainties, assumptions, and other factors that may cause our actual future results, performance, or achievements to differ materially from any future results expressed or implied in this Current Report. Factors that contribute to the uncertain nature of our forward-looking statements include, among others, the pending completion of our financial closing procedures. Because some of these risks and uncertainties cannot be predicted or quantified and some are beyond our control, you should not rely on our forward-looking statements as predictions of future events. More information about potential risks and uncertainties that could affect our business and financial results is included in Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 as well as our other filings with the SEC, which are available on the SEC’s web site at www.sec.gov. Except as otherwise noted, all forward-looking statements are made as of the filing date of this Current Report and are based on information and estimates available to us at this time. Except as required by law, we assume no obligation to update any of the statements in this Current Report whether as a result of any new information, future events, changed circumstances, or otherwise. You should read this Current Report with the understanding that our actual future results, performance, events, and circumstances might be materially different from what we expect.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Investor presentation dated December 4, 2023
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Robinhood Markets, Inc.

Date:	December 4, 2023	By:	/s/Jason Warnick
Name: Jason Warnick
Title: Chief Financial Officer